UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

Framework Agreement

On November 3, 2021, Evolve Transition Infrastructure LP (“Evolve”) entered into a Framework Agreement (the “Framework Agreement”) with HOBO Renewable Diesel LLC (“HOBO”). At the time of entry into the Framework Agreement there were no other material relationships between Evolve (or any of its affiliates) and HOBO.  The Framework Agreement provides that, subject to the satisfaction of applicable conditions precedent, Evolve will fund certain development expenses of HOBO as HOBO seeks to develop, construct, own and operate renewable fuels facilities (each, a “Project”).  HOBO’s initial Project is a 9,000 barrel per day (120 million gallons per year) renewable diesel production facility (the “Initial Project”). Pursuant to the Framework Agreement, all associated assets and rights related to each Project shall be held by a special purpose entity (“Project Company”), which shall initially be owned by HOBO.

Upon satisfaction of the Offtake Condition (as defined in the Framework Agreement), which includes the Project Company entering into offtake agreements for a specified portion of the Initial Project’s estimated capacity with entities meeting certain credit rating thresholds, and securing corresponding feedstock supplies, whether from the offtakers or pursuant to separate feedstock agreements reasonably satisfactory to Evolve, HOBO will send written notice thereof to Evolve. Such notice shall include (i) a certification that HOBO reasonably believes the Initial Project can achieve Commercial Operation (as defined in the Framework Agreement) within the requirements of the Offtake Condition, (ii) a detailed listing of the Qualified Development Costs (as defined in the Framework Agreement) incurred as of such date, (iii) a Qualified Project Model (as defined in the Framework Agreement) related to the Initial Project, and (iv) sufficient details and supporting materials for Evolve’s analysis and review thereof.  If Evolve is reasonably satisfied with its review then it shall pay to HOBO the lesser of 50% of the Qualified Development Costs incurred as of such date and $3,000,000 (the “Initial Development Payment”).

Upon the payment of the Initial Development Payment, among other things, (i) Evolve will form a Delaware limited liability company (“HoldCo”), (ii) Evolve and HOBO will execute a limited liability company agreement for Holdco, a form of which is attached to the Framework Agreement as Exhibit A (“HoldCo LLC Agreement”), (iii) Evolve and HOBO will execute a contribution agreement, a form of which is attached to the Framework Agreement as Exhibit B, pursuant to which HOBO will contribute the membership interests in the applicable Project Company to HoldCo, and (iv) HOBO or one of its affiliates and the applicable Project Company shall execute a project management agreement incorporating the terms set forth in Exhibit C to the Framework Agreement.

Upon receipt of all Material Permits (as defined in the Framework Agreement) for the Initial Project and conclusion of the FEL2 Level Pre-Feasibility Study Report verifying the Initial Project can be completed in accordance with the Qualified Project Model, HOBO will send written notice thereof to Evolve. Such notice shall include certification of the same, a detailed listing of Qualified Development Costs, and sufficient supporting details and materials for Evolve’s review. If Evolve is reasonably satisfied with its review, it shall pay to HOBO (i) the lesser of 50% of the aggregate Qualified Development Costs incurred as of such date and $7,500,000 minus (ii) the amount of any Qualified Development Costs previously paid by Evolve (the “Interim Development Payment”).

Upon achievement of all Conditions Precedent (as defined in the Framework Agreement) for the Initial Project (other than Evolve Approval (as defined in the Framework Agreement)), HOBO will send written notice thereof to Evolve. Such notice shall include certification of the same, a schedule of the amount and timing of anticipated equity capital contributions necessary to build, complete and achieve Commercial Operations of the Initial Project, a detailed listing of the Qualified Development Costs incurred as of such date and sufficient supporting details and materials for Evolve’s review. If Evolve is reasonably satisfied with such review, then subject to the closing and initial funding of Project Financing (as defined in the Framework Agreement), which is required to cover a specified percentage of the anticipated procurement, construction, completion and commercialization costs of the Initial Project, Evolve shall pay to HOBO (i) the lesser of $15,000,000 and the aggregate Qualified Development Costs incurred as of such date, minus (ii) the aggregate amount of the Initial Development Payment, the Interim Development Payment and any other Qualified Development Costs previously paid by Evolve (the “Final Development Payment”). If the aggregate Qualified Development Costs are greater than $15,000,000, any excess will be deemed a capital contribution and Evolve shall cause HoldCo to issue an appropriate number of Class A Units (as defined in the HoldCo LLC Agreement) to HOBO.

For the Initial Project, HOBO shall also be entitled to payment of an Incentive Development Fee (as defined in the Framework Agreement), equal to 5% of the aggregate capital expenditures in the final capital expenditure budget included in the Final Qualified Project Model (as defined in the Framework Agreement), at least 50% of which shall be payable in Class A Units. Evolve may be required to issue common units representing limited partner interests in Evolve (“Common Units”) to HOBO if, at HOBO’s election, it chooses to receive payment of the Incentive Development Fee in the form of Common Units in lieu of cash or Class A Units. Half of the Incentive Development Fee shall be due at Financial Close (as defined in the Framework Agreement) and the remaining half shall be due upon the Initial Project achieving Commercial Operation. On or prior to Financial Close, HOBO shall also have the right to commit to purchase up to 10% of the total expected Class A Units in HoldCo.

At any time prior to Financial Close of the Initial Project, if the Offtake Condition has been achieved and Evolve either does not approve the Initial Project or will not be able to provide sufficient equity financing for the Initial Project, Evolve may deliver a Funding Termination Notice (as defined in the Framework Agreement). Upon delivery of a Funding Termination Notice, Stonepeak Partners LP or an affiliate thereof (“Stonepeak”) may elect to assume Evolve’s obligations under the Framework Agreement and Evolve will be released from its obligations thereunder. If Stonepeak does not assume Evolve’s obligations, then HOBO’s exclusive remedy shall be termination of exclusivity under the Framework Agreement, the right to conveyance of the membership interests of the Project Company that owns the Initial Project for $0 cash, and, subject to the satisfaction of certain conditions, the enforcement of Evolve’s obligation to pay aggregate Qualified Development Costs actually incurred by HOBO but not yet reimbursed prior to the delivery of the Funding Termination Notice subject to the applicable caps on such Qualified Development Costs for Conditions Precedent not yet achieved.  If HOBO thereafter obtains debt or equity financing from a third party for the Initial Project, HOBO will reimburse Evolve for all prior cash payments made and any other out-of-pocket amounts actually spent, loaned or contributed by Evolve for the development of the Initial Project plus interest.

Following Financial Close, HOBO or one of its affiliates and the applicable Project Company will execute an operations and maintenance/asset management agreement incorporating the terms set forth in Exhibit D to the Framework Agreement, pursuant to which HOBO will provide operations and maintenance services to the Initial Project after Commercial Operation.

The Framework Agreement will be terminated upon the occurrence of, among other things, (i) Evolve’s investment of equity capital greater than or equal to $600,000,000 in Projects, (ii) Evolve’s transfer of 50% or more of its membership interests in a Project Company other than to an affiliate of Stonepeak, (iii) failure to reach Financial Close of the Initial Project within 24 months, or (iv)  delivery of a Funding Termination Notice, if Stonepeak fails to assume Evolve’s obligations under the Framework Agreement.

The Framework Agreement also provides an exclusivity period for two years following Financial Close of the Initial Project. During such exclusivity period, subject to certain exceptions, HOBO will not direct or participate in any Projects with any third party or provide any development, construction or operation services or support any Project, other than the Initial Project or a Project that was proposed to Evolve and which Evolve failed to timely accept in accordance with the terms of the Framework Agreement.

The Framework Agreement also contains customary representations and warranties from each of Evolve and HOBO, information rights for Evolve with respect to any Projects, inspection rights for Evolve, drag-along rights for Evolve regarding the transfer of units of HoldCo or any future Project Holdco (as defined in the Framework Agreement), standard confidentiality provisions and a framework by which HOBO can originate and propose additional Projects for Evolve to approve and fund on terms similar to the Initial Project and subject to the same Conditions Precedent.

Throughout this Current Report on Form 8-K we refer to the transactions described above or otherwise included in the Framework Agreement as the “HOBO Transaction.”

The foregoing description of the Framework Agreement does not purport to be complete and is qualified in its entirety by the full text of the Framework Agreement, a copy of which is filed as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 3.02Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 regarding the issuance of the Inducement Awards and the LTIP Awards to each of the New Executives is incorporated by reference into this Item 3.02. The issuances of the Common Units subject to each of the Inducement Awards and the LTIP Awards (as such terms are defined in Item 5.02 below) are exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Inducement Plan

On November 3, 2021, the Board of Directors (the “Board”) of Evolve Transition Infrastructure GP LLC, the sole general partner of Evolve (the “General Partner”) adopted the Evolve Transition Infrastructure LP 2021 Equity Inducement Award Plan (the “Inducement Plan”). The Board also adopted a form of Inducement Award Agreement Relating to Restricted Units and reserved 14,100,000 Common Units for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without unitholder approval pursuant to Section 711 of the NYSE American Company Guide (the “Company Guide”). The purposes of the Inducement Plan is to further the long term stability and success of Evolve and its affiliates by providing a program to reward selected individuals hired as employees of Evolve, the General Partner and their affiliates with grants of inducement awards by affording such individuals an opportunity to acquire a proprietary interest in Evolve. In accordance with Section 711(a) of the Company Guide, inducement awards may only be issued to an individuals who were not previously employees or non-employee directors of the General Partner, or following a bona fide period of non-employment, as an inducement material to entering into employment with the General Partner or, to the extent permitted by Section 711(c) of the Company Guide, in connection with a merger or acquisition.

The Inducement Plan is administered by the Board and its terms are substantially similar to Evolve’s Long-Term Incentive Plan (the “LTIP”).

The foregoing description of the Inducement Plan does not purport to be complete and is qualified in its entirety by the full text of each of the Inducement Plan, a copy of which is filed as Exhibit 10.2 and incorporated into this Item 5.02 by reference.

Resignation of Current Chief Executive Officer

On November 4, 2021, Evolve announced that, on November 3, 2021, Gerald F. Willinger resigned from his positions as Chief Executive Officer of the General Partner and a member of the Board, to be effective November 30, 2021 as of such time that is immediately prior to December 1, 2021 (the “Effective Time”) with a transition period from November 4, 2021 through the Effective Time. Mr. Willinger’s resignation did not result from a disagreement with Evolve or the General Partner or any matter relating to the operations, policies or practices of Evolve or the General Partner.

In connection with Mr. Willinger’s departure, on November 3, 2021, the General Partner and Mr. Willinger entered into a Separation and Transition Agreement (the “Transition Agreement”). The Transition Agreement was approved by the Board on November 3, 2021.

Pursuant to the Transition Agreement, Mr. Willinger is entitled to (i) payment of his current base salary earned through November 30, 2021, (ii) payment of any then-outstanding expense reimbursement amounts, and (iii) payment of the Special Separation Compensation (as defined in the Transition Agreement), which includes (x) the retention payments described in, and payable at the times specified under, the Amended and Restated Executive Services Agreement for Realignment between Mr. Willinger, the General Partner and Evolve, dated April 15, 2021 (the “Restated Agreement”), and (y) the acceleration of the unvested portion of any outstanding awards issued to Mr. Willinger under the LTIP, subject to Mr. Willinger’s continued compliance with certain lock-up and tax withholding reimbursement obligations.  Additionally, payment of the Special Separation Compensation is conditioned on, among other things, Mr. Willinger’s execution, delivery and non-revocation of the release attached as Exhibit 2 to the Transition Agreement and continued compliance with the covenants and other obligations under the Transition Agreement and under the Restated Agreement, including restrictive covenants with respect to confidentiality, mutual non-disparagement, non-solicitation and non-competition, among others.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of each of the Transition Agreement, a copy of which is filed as Exhibit 10.3 and incorporated into this Item 5.02 by reference.

Appointment of New Director

On November 3, 2021, as a result of the resignation of Mr. Willinger and in connection with his appointment as the incoming Chief Executive Officer of the General Partner and the HOBO Transaction, Randall Gibbs was appointed to serve as a director on the Board, effective December 1, 2021. As an employee of the General Partner, Mr. Gibbs will not receive any compensation in connection with his service on the Board.  Mr. Gibbs is not currently expected to serve on any committees of the Board. Mr. Gibbs has forty years’ experience in the energy industry, with the last twenty years in energy infrastructure development and operations across the broad energy spectrum, and brings considerable operating and management experience to the Board.

Appointment of New Principal Executive Officer; Appointment of New Presidents

On November 3, 2021, in connection with the HOBO Transaction, the Board appointed Randall Gibbs as Chief Executive Officer of the General Partner, Mike Keuss as the President and Chief Operating Officer of the General Partner and Jonathan Hartigan as the President and Chief Investment Officer of the General Partner, with each such appointment becoming effective on December 1, 2021 (the “New Executives”). Prior to December 1, 2021, each of Messrs. Gibbs, Keuss and Hartigan will serve as employees of the General Partner. The General Partner entered into the Executive Agreements (as defined below) with each of the New Executives, which are described in more detail below under the header “Executive Services Agreements” in this Item 5.02. When each New Executive transitions into his executive officer role with the General Partner on December 1, 2021, the HOBO Transaction will be considered a related party transaction. Each of Messrs. Gibbs, Keuss and Hartigan has a substantial interest in the HOBO Transaction due to their ownership of approximately 45.25%, 45.25% and 9.5%, respectively, of HOBO. As a result, in connection with the potential payments of the Initial Development Payment, Interim Development Payment, Final Development Payment and Incentive Development Fee in connection with the Initial Project, each of Messrs. Gibbs, Keuss and Hartigan would receive an aggregate of approximately 45.25%, 45.25% and 9.5%, respectively, of each such payment. Additionally, all or part of the cash portion of the Incentive Development Fee may be utilized to purchase Class A Units. As a result, HOBO may choose to acquire additional interests in the Initial Project as a result of ownership of such Class A Units. Any increase in HOBO’s ownership of Class A Units would increase each of Messrs. Gibbs, Keuss and Hartigan’s indirect interest in HoldCo and could increase the value of their interest in the HOBO Transaction.

Mr. Gibbs, 69, brings to the General Partner forty years’ experience in the energy industry, with twenty years on the energy commodity trading and marketing side as a founding partner of Texport Oil LP, a trader and gasoline blender focused on refined products distribution in the Northeast United States, and Canada including New York Harbor, and the last twenty years in energy infrastructure development and operations across the broad energy spectrum. From August 2019 to present, Mr. Gibbs has served as a co-founder and Chief Executive Officer of HOBO, a privately-owned energy infrastructure developer, where Mr. Gibbs co-manages the company and its business development activities with a specific focus on corporate strategy, commercial agreements and structured finance including development of the relationship with Stonepeak and Evolve. Prior to his work with HOBO, beginning in 2001, Mr. Gibbs was sole owner and Chief Executive Officer of Multifuels LP (“Multifuels”), a privately-owned energy infrastructure developer, which Mr. Gibbs founded. Multifuels developed pipelines, terminals, natural gas storage and various forms of renewables under Mr. Gibbs’ direction, including Freebird Natural Gas Storage (“Freebird”) a depleted reservoir FERC certified storage facility connected to the Tennessee Gas Pipeline (500 Leg) by a lateral pipeline entirely developed, constructed and operated by Multifuels in partnership with private equity sponsorship in 2006 until its sale in 2008. More recently, Multifuels, in a combination of transactions, developed, acquired, reconfigured, constructed and operated approximately 150 miles of natural gas pipeline laterals in central Texas primarily serving a large public utility and collectively operating as Multifuels Midstream Group LLC. Multifuels and its private equity partner sold this business in a transaction with Macquarie Principal Finance, Inc. Mr. Gibbs is also presently the majority owner of Victory Solar LLC, a Texas based solar sales and installation company operating in Texas, Florida, Virginia and North Carolina. As described below, Mr. Gibbs received an Inducement Award and an LTIP Award in connection with acceptance of employment with the General Partner.

Mr. Keuss, 52, has extensive experience in management, manufacturing, trading and business development in the renewable fuels, chemical and petroleum refining industries. From August 2019 to present, Mr. Keuss has served as a co-founder and President of HOBO, where Mr. Keuss co-founded and co-manages the company and its business development activities and utilizes his extensive experience in marketing, trading and engineering to further the development of multiple potential renewable diesel and sustainable aviation fuels projects. From June 2018 to August 2019, Mr. Keuss served as a founder, officer and director of Aristide Energy Corporation, a privately-owned energy trading company (“Aristide”). At Aristide, Mr. Keuss developed a renewable fuels trading company in Houston with a complimentary recycling manufacturing facility and engineering services division. From 2011 to 2018, Mr. Keuss served as Vice President of Business Development for Kolmar Group, where he developed a biodiesel business platform that traded and blended biodiesel. Over the course of 2½ years, Mr. Keuss also managed and engineered the transformation of the American Green Fuels biodiesel facility from a soy-only operation to a multi-feedstock operation as of early 2018. From 2000 to 2010, Mr. Keuss worked for LyondellBasell, a multinational publicly traded corporation, and Musket Corporation, a privately held company, where he held various marketing roles, primarily in the physical trading of gasoline, diesel and natural gas, and a short period as a business analyst. From 1991 to 1999, Mr. Keuss held various engineering, operations and management roles for crude refining operations for Valero Energy and Mobil Corporation. As described below, Mr. Keuss received an Inducement Award and an LTIP Award in connection with acceptance of employment with the General Partner.

Mr. Hartigan, 43, has more than 20 years’ experience in capital raising, M&A, strategy, finance and accounting, focused on the development of and investment in projects in the energy infrastructure space. From June 2020 to present, Mr. Hartigan has served as Executive Vice President and Chief Financial Officer of HOBO, where Mr. Hartigan directs capital raising, M&A, and commercial and marketing activities. Prior to that, from May 2019 to January 2020, Mr. Hartigan served as Senior Vice President, Strategy and Analytics for SemGroup Corporation, a publicly-traded company with pipelines, processing plants, refinery-connected storage facilities and deep-water marine terminals with import and export capabilities.  At SemGroup Corporation, Mr. Hartigan led corporate development, deal structuring and corporate strategy resulting in the sale of SemGroup to Energy Transfer. After the transaction closed, Mr. Hartigan led the post-merger integration efforts. From December 2016 to March 2019, Mr. Hartigan served as Senior Vice President, Corporate Development and Capital Markets for Sunnova Energy International Inc. (“Sunnova”), a leader in residential solar, battery storage and system protection services.  At Sunnova, Mr. Hartigan raised equity and debt at the corporate level as well as project finance and tax equity at the asset level. From December 2014 to November 2016, Mr. Hartigan served as a Senior Vice President for GE Energy Financial Services focusing on energy investments in the midstream industry. From December 2011 to November 2014, Mr. Hartigan was a Vice President/Associate with Alinda Capital Partners (“Alinda”), an infrastructure investment firm. At Alinda, Mr. Hartigan managed certain of Alinda’s portfolio companies, and led capital market transactions, follow-on mergers and acquisitions, strategic reviews, and greenfield expansion projects executed under long-term contracts.  Previously, Mr. Hartigan developed renewable power and midstream projects at Devonshire Investors (an affiliate of Fidelity Investments) and began his career at Ernst & Young in their Transaction Advisory Services Group. As described below, Mr. Hartigan received an Inducement Award and an LTIP Award in connection with acceptance of employment with the General Partner.

Executive Services Agreements

On November 3, 2021, the General Partner entered into Executive Services Agreements (each, an “Executive Agreement” and, collectively, the “Executive Agreements”) with each of the New Executives. The Executive Agreements were approved by the Board on November 3, 2021.

The Executive Agreements provide that each of the New Executives will be hired as an employee of the General Partner as of November 3, 2021, and will transition into an executive officer role with the General Partner effective as of December 1, 2021. Mr. Gibbs will transition into the role of the Chief Executive Officer of the General Partner, Mr. Keuss will transition into the role of the President and Chief Operating Officer of the General Partner and Mr. Hartigan will transition into the role of the President and Chief Investment Officer of the General Partner.

Each respective Executive Agreement provides for: (i) an annual base salary (Mr. Gibbs: $600,000, Mr. Keuss: $600,000, and Mr. Hartigan: $375,000), (ii) eligibility to receive an annual cash bonus equal to an amount between 100% and 150% of such New Executive’s base salary based on a qualitative assessment of financial and individual performance achievements, as determined in the Board’s sole discretion, (iii) a grant of Common Units as an inducement material to entering into employment with the General Partner pursuant to the Evolve Transition Infrastructure 2021 Equity Inducement Award Plan (Mr. Gibbs: 5,755,056 Common Units, Mr. Keuss: 5,755,056 Common Units, and Mr. Hartigan: 2,589,888 Common Units) (the “Inducement Awards”), (iv) eligibility to receive awards under the LTIP, (v) participation in applicable retirement plans, health and welfare plans and disability insurance plans of the General Partner and Evolve, (vi) unlimited paid vacation to be used in each New Executive’s reasonable discretion, and (vii) reimbursement of certain reasonable out-of-pocket business expenses.

Under each Executive Agreement, each New Executive will be entitled the payments described below upon the occurrence of certain termination of employment or related change of control events. A termination of employment by General Partner for Cause or by such New Executive without Good Reason (as each term is defined in such Executive Agreement) will result in payment of any accrued but unpaid then-current base salary and any unpaid expense reimbursements (collectively, “Accrued Obligations”). A termination of employment upon such New Executive’s death or Disability (as defined in the Executive Agreements) will result in (i) payment of any Accrued Obligations and any then-unpaid Deferred Initial Bonus Amounts (as defined in such Employment Agreement) (“Unpaid Deferred Bonus”), and (ii) if the Offtake Condition  is achieved prior to the termination date for such New Executive, payment of any unpaid annual bonus for the year prior to the year of termination (“Unpaid Prior-Year Bonus”) and a pro-rated annual bonus for the year of termination (the “Pro-Rated Current Bonus”). A termination of employment by General Partner without Cause or by such New Executive for Good Reason will result in (x) payment of any Accrued Obligations and Unpaid Deferred Bonus, (y) if the Offtake Condition (as defined in the Framework Agreement) is achieved prior to the termination date for such New Executive, (A) payment of an amount equal to 100% of such New Executive’s then-current base salary, plus 100% of the largest annual bonus paid to (or due to be paid to) such New Executive for the year in which the termination occurs or any of the previous three calendar year periods, (B) if such New Executive timely elects, payment of the COBRA premiums for such executive and such executive’s eligible dependents during the COBRA continuation period, and (C) payment of any Unpaid Prior-Year Bonus and the Pro-Rated Current Year Bonus (payments in (y)(A)-(C), “Severance Payments”); provided that, in the event such termination of employment occurs during the period beginning 60 days prior to and ending two years immediately following a Change in Control (as defined in the Executive Agreements), then the payments provided under (x), (y) and (z) above will be made, except that references to 100% in (y)(A) will be 200%.  As a condition to receive any Severance Payments, such New Executive must sign and return a release acceptable to the General Partner. Treatment of long-term incentive compensation awards in connection with any termination described above shall all be governed by the applicable award agreement. Following any termination, such New Executive will be subject to a standard one-year non-compete covenant.

The Executive Agreements also contain standard covenants with respect to non-disparagement and confidentiality and an agreement by the General Partner to provide directors and officers insurance during the term of the Executive Agreements and for a period of six years following termination.

The foregoing description of the Executive Agreements does not purport to be complete and is qualified in its entirety by the full text of each of the Executive Agreements, copies of which are filed as Exhibits 10.4, 10.5 and 10.6 and incorporated into this Item 5.02 by reference.

Inducement Awards

On November 3, 2021 (the “Inducement Grant Date”), in connection with the hiring of the New Executives, Inducement Awards were issued to the New Executives as an inducement material to each of the New Executives becoming employees of the General Partner in accordance with Section 711(a) of the Company Guide. The Inducement Awards were approved by the Board on November 3, 2021.

The Inducement Awards vest in three separate tranches if certain performance conditions are satisfied, subject to the recipient’s continued qualification as an Eligible Person (as defined in the Inducement Plan) until the time each tranche vests (or if applicable, until the time of the recipient’s termination without cause or death). With respect to each tranche there is a primary vesting schedule which is tied to satisfaction of certain conditions set forth in the Framework Agreement and an alternative vesting schedule that may apply upon satisfaction of certain performance metrics relating to total unitholder return.

The first tranche is comprised of 3,000,000 Restricted Units (as defined in the Inducement Plan) (1,224,480 Restricted Units for each of Messrs. Gibbs and Keuss and 551,040 Restricted Units for Mr. Hartigan). The performance goal under the first tranche will be met upon the occurrence of the Offtake Condition within seven years of the Inducement Grant Date, or alternatively, upon Evolve’s achievement of a total unitholder return of 150% for 60 consecutive days during the period commencing on the Inducement Grant Date and ending on December 31, 2023. The second tranche is comprised of 5,550,000 Restricted Units (2,265,288 Restricted Units for each of Messrs. Gibbs and Keuss and 1,019,424 Restricted Units for Mr. Hartigan). The performance goal under the second tranche will be met upon the occurrence of Financial Close within seven years of the Inducement Grant Date, or alternatively, upon Evolve’s achievement of a total unitholder return of 200% for 60 consecutive days during the period commencing on January 1, 2023 and ending on December 31, 2024. The third tranche is also comprised of 5,550,000 Restricted Units (2,265,288 Restricted Units for each of Messrs. Gibbs and Keuss and 1,019,424 Restricted Units for Mr. Hartigan). The performance goal under the third tranche will be met upon the occurrence of Commercial Operation within seven years of the Inducement Grant Date, or alternatively, upon Evolve’s achievement of a total unitholder return of 250% for 60 consecutive days during the period commencing on January 1, 2024 and ending on December 31, 2025.

The foregoing description of the Inducement Awards does not purport to be complete and is qualified in its entirety by the full text of each of the award agreements, copies of which are filed as Exhibits 10.7, 10.8 and 10.9 and are incorporated into this Item 5.02 by reference.

LTIP Awards

On November 3, 2021 (the “LTIP Grant Date”), in connection with the hiring of the New Executives, awards under the LTIP were issued to the New Executives (the “LTIP Awards”). The LTIP Awards were approved by the Board on November 3, 2021.

The LTIP Awards vest in three separate tranches if certain performance conditions are satisfied, subject to the recipient’s continued qualification as an Eligible Person (as defined in the LTIP) until the time each tranche vests (or if applicable, until the time of the recipient’s termination without cause or death). With respect to each tranche there is a primary vesting schedule which is tied to satisfaction of the Offtake Condition set forth in the Framework Agreement and an alternative vesting schedule that may apply upon satisfaction of certain performance metrics relating to total unitholder return. The performance goal under all tranches will be met upon the occurrence of the Offtake Condition within seven years of the LTIP Grant Date; provided that, if the Offtake Condition occurs prior to

November 3, 2022, then the second tranche will vest as of November 3, 2022, and similarly, if the Offtake Condition occurs prior to November 3, 2023, then the third tranche will vest as of November 3, 2022. Alternatively, the performance goal will be met upon Evolve’s achievement of a total unitholder return, (i) with respect to the first tranche, of 150% for 60 consecutive days during the period commencing on the LTIP Grant Date and ending on December 31, 2023, (ii) with respect to the second tranche, of 200% for 60 consecutive days during the period commencing on January 1, 2023 and ending on December 31, 2024, and (iii) with respect to the third tranche, of 250% for 60 consecutive days during the period commencing on January 1, 2024 and ending on December 31, 2025.

The foregoing description of the LTIP Awards does not purport to be complete and is qualified in its entirety by the full text of each of the award agreements, copies of which are filed as Exhibits 10.10, 10.11 and 10.12 and are incorporated into this Item 5.02 by reference.

Item 7.01Regulation FD Disclosure.

On November 4, 2021, Evolve issued a press release announcing its entrance into the Framework Agreement. A copy of the press release is included herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Also on November 4, 2021, Evolve issued a press release announcing the Inducement Awards. A copy of the press release is included herewith as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

The information included in this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1*	Framework Agreement, dated as of November 3, 2021, by and between Evolve Transition Infrastructure LP and HOBO Renewable Diesel LLC.
10.2	Evolve Transition Infrastructure LP 2021 Equity Inducement Award Plan, effective as of November 3, 2021.
10.3	Separation and Transition Agreement, dated November 3, 2021, by and between Gerald F. Willinger and Evolve Transition Infrastructure GP LLC.
10.4	Executive Services Agreement, dated November 3, 2021, by and between Randall L. Gibbs and Evolve Transition Infrastructure GP LLC.
10.5	Executive Services Agreement, dated November 3, 2021, by and between Mike Keuss and Evolve Transition Infrastructure GP LLC.
10.6	Executive Services Agreement, dated November 3, 2021, by and between Jonathan Hartigan and Evolve Transition Infrastructure GP LLC.
10.7	Inducement Award Agreement Relating to Restricted Units, dated November 3, 2021, between Randall L. Gibbs and Evolve Transition Infrastructure GP LLC.
10.8	Inducement Award Agreement Relating to Restricted Units, dated November 3, 2021, between Mike Keuss and Evolve Transition Infrastructure GP LLC.
10.9	Inducement Award Agreement Relating to Restricted Units, dated November 3, 2021, between Jonathan Hartigan and Evolve Transition Infrastructure GP LLC.
10.10	Award Agreement Relating to Restricted Units, dated November 3, 2021, between Randall L. Gibbs and Evolve Transition Infrastructure GP LLC.

10.11	Award Agreement Relating to Restricted Units, dated November 3, 2021, between Mike Keuss and Evolve Transition Infrastructure GP LLC.
10.12	Award Agreement Relating to Restricted Units, dated November 3, 2021, between Jonathan Hartigan and Evolve Transition Infrastructure GP LLC.
99.1	Press Release, dated November 4, 2021.
99.2	Press Release, dated November 4, 2021.

(d)

Exhibits.

Exhibit
No.

Exhibit

10.1*

Framework Agreement, dated as of November 3, 2021, by and between Evolve Transition Infrastructure LP and HOBO Renewable Diesel LLC.

10.2

Evolve Transition Infrastructure LP 2021 Equity Inducement Award Plan, effective as of November 3, 2021.

10.3

Separation and Transition Agreement, dated November 3, 2021, by and between Gerald F. Willinger and Evolve Transition Infrastructure GP LLC.

10.4

Executive Services Agreement, dated November 3, 2021, by and between Randall L. Gibbs and Evolve Transition Infrastructure GP LLC.

10.5

Executive Services Agreement, dated November 3, 2021, by and between Mike Keuss and Evolve Transition Infrastructure GP LLC.

10.6

Executive Services Agreement, dated November 3, 2021, by and between Jonathan Hartigan and Evolve Transition Infrastructure GP LLC.

10.7

Inducement Award Agreement Relating to Restricted Units, dated November 3, 2021, between Randall L. Gibbs and Evolve Transition Infrastructure GP LLC.

10.8

Inducement Award Agreement Relating to Restricted Units, dated November 3, 2021, between Mike Keuss and Evolve Transition Infrastructure GP LLC.

10.9

Inducement Award Agreement Relating to Restricted Units, dated November 3, 2021, between Jonathan Hartigan and Evolve Transition Infrastructure GP LLC.

10.10

Award Agreement Relating to Restricted Units, dated November 3, 2021, between Randall L. Gibbs and Evolve Transition Infrastructure GP LLC.

10.11

Award Agreement Relating to Restricted Units, dated November 3, 2021, between Mike Keuss and Evolve Transition Infrastructure GP LLC.

10.12

Award Agreement Relating to Restricted Units, dated November 3, 2021, between Jonathan Hartigan and Evolve Transition Infrastructure GP LLC.

99.1

Press Release, dated November 4, 2021.

99.2

Press Release, dated November 4, 2021.

1

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* Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: November 9, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary